FOURTEENTH AMENDMENT
TO THE CUSTODY AGREEMENT

THIS FOURTEENTH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETFs:

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1. Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Eric Falkeis	By:	/s/ Anita Zagrodnik
Name:	Eric Falkeis	Name:	Anita Zagrodnik
Title:	President	Title:	Senior Vice President
Date:	3/11/2022	Date:	3/30/2022

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series

National Investment Services Ultra-Short Duration Enhanced Income ETF
SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
Adasina Social Justice All Cap Global ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
ATAC US Rotation ETF
ATAC Credit Rotation ETF
Gotham Enhanced 500 ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF
SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF
iClima Climate Change Solutions ETF
iClima Distributed Smart Energy ETF
Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF
FolioBeyond Rising Rates ETF
Home Appreciation U.S. REIT ETF
Elevate Shares 2X Daily Blockchain ETF
Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF